EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



   We have issued our report dated December 26, 1995, accompanying the consolidated financial statements icluded in the Annual Report of BeautiControl Cosmetics, Inc. on Form 10-K for the year ended November 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of BeautiControl Cosmetics, Inc. of Form S-8, (File Nos. 33-12005, 33-24363, 33-48626, 33-83500, and 333-17479).



   GRANT THORNTON LLP

   Dallas, Texas
   February 24, 1998